Exhibit 99.1

Angel Reports Second Quarter 2026 Results: Guild Membership Climbs 99.2% Year-Over-Year

~ Guild Revenue of $90.7 Million, Up 93.8% Year-Over-Year ~

~ Guild Selling & Marketing Expense Falls to 52.8% of Guild Revenue in Q2 2026, Reduced from 71.6% in Q2 2025 ~

PROVO, Utah — August 4, 2026 — Angel (NYSE: ANGX) (the “Company”), a media and technology company successfully pioneering a first of its kind audience-driven model in which Angel Guild community members watch, screen and vote on which films and television series get distributed on the Angel platform, today reported financial results for the second quarter ended June 30, 2026.

A Growing Community Choosing Values-Driven Entertainment

At the center of Angel's second quarter is the continued, accelerating growth of the Angel Guild. The Guild grew from 2.22 million to 2.61 million paying members during the quarter, a 17.6% sequential increase and 99.2% growth from 1.31 million members in the second quarter of 2025.

That momentum has continued past quarter-end: as of July 31, 2026, the Angel Guild has surpassed 2.85 million paying members. During the quarter, the Company also began publishing Guild membership figures in real time at angel.com/impact, giving members and the public ongoing visibility into the community's growth.

The Angel Guild's recurring revenue stream reflects this community expansion directly: Guild revenue grew 93.8% year-over-year to $90.7 million, and in Q2 2026, represented approximately 81.2% of total Company revenue.

Growing the Community Efficiently

●	Q2 2026 Angel Guild membership grew approximately 390,000 vs 230,000 members in Q2 2025 (69.6% increase), while Guild selling and marketing expense increased by only 43.0%.
●	Guild selling and marketing expense was 52.8% of Guild revenue in Q2 2026, compared to 71.6% in Q2 2025, reflecting improved efficiency in acquiring and retaining members as the Guild scales.
●	Positive operating cash flow of $16.9 million in Q2 2026, compared to ($10.6) million in Q2 2025, a $27.5 million year-over-year improvement, driven partly by strong Guild membership growth with reduced selling and marketing expenses as a percent of revenue.

Message from our CEO

“Guild membership is up 99% year-over-year while we cut Guild marketing spend as a share of Guild revenue by more than 26%,” said Neal Harmon, co-founder and CEO. “That’s the model working on Angel’s proprietary tech platform: audience-driven curation, values-based storytelling, and filmmaker rev-share are making Angel stronger, more efficient, and harder to replicate with every film release and with every new Guild member.”

Second Quarter 2026 Financial Results

Angel Guild revenue was $90.7 million in Q2 2026, up 93.8% year-over-year from $46.8 million in Q2 2025, and up 8.9% sequentially from $83.3 million in Q1 2026. Guild revenue growth was driven by 99.2% year-over-year growth in paying memberships.

Total revenue was $111.7 million in the second quarter of 2026, compared to $87.6 million in the second quarter of 2025, an increase of 27.5%.

Gross Margin percentage was approximately 54%, compared to approximately 69% in the prior-year period. The largest driver of that decline was a shift in revenue mix: Q2 2025 included a heavy concentration of theatrical revenue (King of Kings), which carries structurally higher gross margins.

Total operating expenses, excluding cost of revenues, were $78.5 million in the second quarter of 2026, compared to $81.7 million in the second quarter of 2025. Sales and marketing was managed to $61.1 million in Q2 2026, which was slightly less than $61.5 million in the same quarter last year on a significantly higher revenue base. Operating loss was $18.5 million in the second quarter of 2026, compared to an operating loss of $21.3 million in the second quarter of 2025.

Angel had positive operating cash flow of $16.9 million in Q2 2026, compared to ($10.6) million in Q2 2025.

Net loss was approximately $23.8 million in the second quarter of 2026, compared to a net loss of $15.7 million in the second quarter of 2025. Net loss per share was $0.129, compared to $0.106 per share in the second quarter of 2025.

Adjusted EBITDA1 was a loss of approximately $11.7 million in the second quarter of 2026, compared to Adjusted EBITDA of $4.0 million in the first quarter of 2026 and an Adjusted EBITDA loss of approximately $17.5 million in the second quarter of 2025. Year-to-date Adjusted EBITDA loss was $7.7 million in the first half of 2026, compared to an Adjusted EBITDA loss of $46.2 million in the first half of 2025.

Liquidity

As of June 30, 2026, Angel had cash and cash equivalents of $48.0 million, compared to $44.1 million as of December 31, 2025, and $28.0 million as of June 30, 2025. The Company did not draw on the Trinity credit facility in Q2. Bitcoin holdings remain unchanged at 303.1 BTC.

Outlook

The Company has slated seven theatrical releases in the second half of 2026, with each release benefiting from the interest and word of mouth of current Guild members and serving as a growth driver to attract new Guild members. We have seen significant growth in Guild membership tied to our past theatrical releases, and anticipate continued Guild growth as a result of our future theatrical releases. For example, based on our deep-attribution models, the top eight highest-acquiring films driving Guild memberships were first released in theaters by Angel.

The Company reiterates its previously stated guidance to reduce its full-year 2026 Adjusted EBITDA loss to no more than $25 million.

Webinar

1 Adjusted EBITDA is a non-GAAP (as defined below) financial measure. See “Non-GAAP Measures” below for additional information and for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

The Company will host a webinar on Wednesday, August 5, 2026, at 11:00 a.m. Eastern Time to discuss the results and answer questions from the sell side community.

●	Date: Wednesday, August 5, 2026
●	Time: 11:00 a.m. Eastern Time
●	Dial-in: 1-877-407-0779
●	International Dial-in: 1-201-389-0914
●	Webcast: HERE

A replay will be available within 24 hours after the webinar and can be accessed on the Company's investor relations website at https://angx.com.

About Angel

Angel (NYSE: ANGX) is a media and technology company successfully pioneering a first-of-its-kind audience-driven model. Founded by brothers who struggled to find films they could watch with their children, Angel was built on the belief that there was a global audience hungry for values-driven storytelling that amplifies light, celebrates hope, and inspires the moral imagination of viewers. That audience became the Angel Guild, a rapidly growing community of over 2.85 million paying members* who watch, screen, and vote on which films and television series get produced and distributed on the Angel platform. According to Rotten Tomatoes, Angel’s releases average among the highest audience satisfaction scores in the industry.** It has done so while evolving a new economic model that shares profits more fully with filmmakers, with cumulative earnings of nearly $300 million. For more information, visit www.angel.com.

*As of July 31, 2026. For the most recent Guild membership number, visit https://www.angel.com/impact.

**www.rottentomatoes.com Popcornmeter (Data sourced June 30, 2026).

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by words such as “expects,” “believes,” “may,” “will,” “should,” “would,” or similar expressions. Statements regarding the Company's 2026 theatrical slate, Guild growth expectations, Adjusted EBITDA guidance, and other expectations regarding future performance are forward-looking statements based on management's current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Actual results may differ materially from those anticipated due to a number of risks and uncertainties, including but not limited to: the Company's ability to grow and retain its Angel Guild membership base; the performance of the Company's theatrical and streaming content releases, including audience reception and box office results; competitive pressures from other streaming platforms, studios, and entertainment alternatives; adverse macroeconomic conditions, including inflation, changes in consumer spending, or capital market disruptions that could affect the Company's access to financing or its operating costs; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including the risks and uncertainties described under the heading “Risk Factors” in the Company's most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

“Adjusted EBITDA” is a non-GAAP financial measure defined by the Company as earnings before interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company's core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company's operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP.

A reconciliation between net income/(loss) and Adjusted EBITDA is presented below:

	For the three months ended June 30,
	2026	2025
Reconciliation of net loss to non-GAAP Adjusted EBITDA
Net loss	$(23,794,026)	$(15,706,671)
Interest expense, net	2,549,512	1,334,702
Depreciation and amortization	3,083,526	2,212,851
Stock-based compensation	3,541,895	2,126,929
Net loss (gain) on digital assets	2,935,243	(7,452,328)
Adjusted EBITDA	$(11,683,850)	$(17,484,517)

	For the six months ended June 30,
	2026	2025
Reconciliation of net loss to non-GAAP Adjusted EBITDA
Net loss	$(37,550,082)	$(53,036,803)
Interest expense, net	7,873,833	1,774,166
Depreciation and amortization	6,183,955	4,439,035
Stock-based compensation	7,013,855	4,759,765
Net loss (gain) on digital assets	8,780,298	(4,153,223)
Adjusted EBITDA	$(7,698,141)	$(46,217,060)

Contact:

Luk Janssens

Investor Relations

InvestorRelations@angel.com

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$48,036,965	$44,083,233
Accounts receivable, net	30,400,912	51,122,866
Current portion of licensing receivables, net	9,697,666	9,695,562
Physical inventory	1,480,166	1,264,101
Current portion of notes receivable	1,383,486	1,368,581
Royalty advance	18,447,053	13,827,626
Prepaid expenses and other	15,902,578	13,515,986
Total current assets	125,348,826	134,877,955

Licensing receivables, net	6,110,510	2,579,252
Notes receivable, net of current portion	3,797,119	3,940,918
Property and equipment, net	631,293	709,845
Content, net	5,401,693	6,272,925
Intangible assets, net	2,313,410	3,850,035
Capitalized software, net	14,407,016	13,308,247
Digital assets	17,747,262	26,527,560
Investments in affiliates	46,042,383	46,014,881
Operating lease right-of-use assets	2,619,304	3,240,021
Other long-term assets	10,643,673	89,924
Total assets	$235,062,489	$241,411,563

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$39,813,785	$39,960,272
Accrued expenses	11,136,378	24,487,884
Current portion of accrued licensing royalties	40,473,978	31,257,950
Current portion of notes payable	17,195,811	55,473,665
Current portion of operating lease liabilities	1,353,129	1,284,747
Deferred revenue	82,549,436	66,534,622
Total current liabilities	192,522,517	218,999,140

Accrued licensing royalties, long-term	13,058,467	4,441,758
Notes payable, net of current portion	57,168,318	41,692,404
Operating lease liabilities, net of current portion	1,358,751	2,058,585
Other long-term liabilities	283,848	—
Total liabilities	$264,391,901	$267,191,887

Commitments and contingencies (Note 5)

Stockholders’ equity:
Common stock, $0.0001 par value, 700,000,000 shares authorized; 186,504,214 and 169,095,572 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	$18,650	$16,909
Additional paid-in capital	249,962,975	210,079,998
Noncontrolling interests	(182,367)	5,653,837
Accumulated deficit	(279,128,670)	(241,531,068)
Total stockholders’ equity	(29,329,412)	(25,780,324)
Total liabilities and stockholders’ equity	$235,062,489	$241,411,563

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,
	2026	2025
Revenues	$111,705,930	$87,641,416
Operating expenses:
Cost of revenues	51,749,499	27,286,383
Selling and marketing	61,141,780	61,510,343
General and administrative	12,408,923	9,838,725
Research and development	4,000,891	3,644,278
Legal expense	916,221	6,685,984
Total operating expenses	130,217,314	108,965,713
Operating loss	(18,511,384)	(21,324,297)

Other income (expense):
Net gain (loss) on digital assets	(2,935,243)	7,452,328
Interest expense	(3,094,406)	(2,742,902)
Interest income	544,894	1,408,200
Other income (expense)	202,113	(500,000)
Total other income (expense), net	(5,282,642)	5,617,626
Loss before income tax benefit	(23,794,026)	(15,706,671)
Income tax benefit	—	—
Net loss	$(23,794,026)	$(15,706,671)

Net income (loss) attributable to noncontrolling interests	(944)	62,865
Net loss attributable to controlling interests	$(23,793,082)	$(15,769,536)

Net loss per common share - basic	$(0.129)	$(0.106)
Net loss per common share - diluted	$(0.129)	$(0.106)

Weighted average common shares outstanding - basic	184,235,772	149,429,535
Weighted average common shares outstanding - diluted	184,235,772	149,429,535

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(37,550,082)	$(53,036,803)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	6,183,955	4,439,035
Amortization of content assets	1,078,731	119,291
Amortization of right-of-use assets	620,717	345,761
Stock-based compensation expense	7,013,855	4,759,765
Net loss (gain) on digital assets	8,780,298	(4,153,223)
Impairment of failed acquisition	—	500,000
Investments in affiliates gain	(164,672)	(87,211)
Non-cash interest expense	705,942	161,285
Paid-in-kind interest	4,550,624	—
Bad debt recovery	(166,100)	—
Change in operating assets and liabilities:
Accounts receivable	20,888,054	(4,677,116)
Physical inventory	(216,065)	237,196
Royalty advance	(4,619,427)	—
Prepaid expenses and other current assets	(2,386,592)	(622,039)
Licensing receivables	(3,533,362)	4,062,976
Other long-term assets	(2,076,537)	—
Accounts payable and accrued expenses	(13,497,993)	6,910,533
Accrued licensing royalties	17,832,737	3,080,204
Operating lease liabilities	(631,452)	(330,670)
Deferred revenue	16,014,814	17,938,955
Net cash and cash equivalents provided by (used in) operating activities	18,827,445	(20,352,061)

Cash flows from investing activities:
Purchases of property and equipment	(189,070)	(118,942)
Issuance of notes receivable	(14,684)	(974,176)
Collections of notes receivable	143,578	440,643
Advances to acquisition target	(8,193,364)	—
Sale of digital assets	—	99,118
Additions to internal-use software	(5,478,477)	(4,346,719)
Purchase of content	(207,499)	(4,274,150)
Investments in affiliates	—	(2,982,032)
Return on investments in affiliates	137,170	—
Net cash and cash equivalents used in investing activities	(13,802,346)	(12,156,258)

Cash flows from financing activities:
Repayment of notes payable	(57,630,657)	(24,338,861)
Repayment of loan guarantee	—	(6,000,000)
Receipt of notes payable	30,000,000	48,891,000
Repayment of accrued settlement costs	—	(136,660)
Exercise of stock options	1,293,476	190,733
Issuance of common stock	34,534,500	38,503,670
Contribution of equity in noncontrolling interests	—	8,731,422
Redemption of equity in noncontrolling interests	(5,883,724)	(11,750,000)
Fees related to issuance of common stock and minority interest	(2,024,388)	(398,660)
Repurchase of common stock	(1,160,574)	(132,940)
Debt financing fees	(200,000)	(263,532)
Net cash and cash equivalents provided by (used in) financing activities	(1,071,367)	53,296,172

Net increase in cash and cash equivalents	3,953,732	20,787,853
Cash and cash equivalents at beginning of period	44,083,233	7,211,826

Cash and cash equivalents at end of period	$48,036,965	$27,999,679

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,665,153	$2,624,497

Supplemental schedule of noncash financing activities:
Adoption of ASU No. 2023-08	$—	$15,962,018
Change from digital assets to digital assets receivable	—	21,748,336
Operating lease right-of-use assets and liabilities	—	145,980